UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2025

XPONENTIAL FITNESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40638	84-4395129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17877 Von Karman Ave., Suite 100

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 346-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	XPOF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2025, the Board of Directors (the “Board”) of Xponential Fitness, Inc. (the “Company”) increased the number of members of the Board from six (6) to seven (7) and, upon recommendation by the Nominating and Corporate Governance Committee of the Board, elected and appointed Rachel Lee as a member of the Board as a Class I Director and as a member of the Nominating and Corporate Governance Committee of the Board.

Rachel Lee, age 41, currently serves on the Boards of Directors of the Applied Digital Corporation (NASDAQ: APLD) an operator of next-generation digital infrastructure providing solutions to high-performance compute and artificial intelligence customers since February 2024, Bank of Hope (NASDAQ: HOPE) the largest Korean American bank in the United States since May 2024, and Legacy Franchise Concepts, the parent company of SweatHouz since June 2024.

Ms. Lee was a Partner and Head of the Consumer Private Equity practice at Ares Management Corporation (NYSE: ARES) from 2008 to 2022, where she oversaw strategy and deal execution across the full investment lifecycle. While at Ares, she served on the board of directors at Cooper’s Hawk Winery and Restaurants from 2019 to 2022, Floor and Decor (NYSE: FND) from 2015 to 2021, and Insight Global from 2014 to 2016, among others. Prior to joining Ares, Ms. Lee was in the investment banking division at JPMorgan Chase & Co. (NYSE: JPM), where she participated in the execution of a variety of transactions, including leveraged buyouts, mergers and acquisitions, and debt and equity financings. Ms. Lee holds a B.S. in Business Administration and a B.S. in Accounting from the University of Southern California.

As a newly appointed director of the Company, Ms. Lee is eligible to participate in the Company’s director compensation program as approved by the Human Capital Management Committee, which will consist of an annual cash retainer of $80,000, annual RSU award with a value of $110,000 and an annual cash fee of $8,000 for service Nominating and Corporate Governance Committee of the Board. In addition, Ms. Lee has entered into a standard form of indemnification agreement with the Company for directors.

A copy of the press release announcing Ms. Lee’s appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 27, 2025.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPONENTIAL FITNESS, INC.

Date: August 27, 2025	By:	/s/ John Meloun
	Name	John Meloun
	Title	Chief Financial Officer